Exhibit 10.04

RESIGNATION, SEPARATION AND RELEASE AGREEMENT

THIS RESIGNATION, SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is entered into as of the 28th day of April, 2015 by and between Thomas Rickards (“Rickards”) and Energy Telecom, Inc., a Florida corporation (the “Company”).

WHEREAS, Rickards is employed as the Chief Executive Officer of the Company; and

WHEREAS, the Company and Rickards desire to enter into this Agreement providing for Rickards’s amicable resignation from the Company’s employment, and to settle any payments that may be due to Rickards.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Employment Resignation Date.  Rickards acknowledges that his last day of employment with the Company will be the later of (i) May 31, 2015 or (ii) two business days after the Company’s quarterly report on Form 10-Q, for the fiscal quarter ended March 31, 2015 has been filed with the Securities and Exchange Commission, or such other date mutually agreed upon between the Company and Rickards (the “Employment Termination Date”). Rickards further understands and agrees that, as of the Employment Termination Date, he will be no longer authorized to conduct any business on behalf of the Company as an executive or to hold himself out as an officer of the Company.  Except as provided for in Section 3, any and all positions and/or titles held by Rickards with the Company will be deemed to have been resigned as of the Employment Termination Date.

2. Share Acquisition/Note.  Contemporaneously with this Agreement, the Company shall issue Rickards a promissory note in the amount of $225,000, substantially in the form attached hereto as Exhibit B (the “Note”), which Note will be due and payable 45 days from the Effective Date in exchange for Rickards delivering to the holder of the Note shares of class A and class B common stock of the Company as set forth on Schedule A hereto.

3. Director Resignation Date. Notwithstanding anything else to the foregoing herein, Rickards shall remain a member of the Board of Directors of the Company until such time as the Note has been repaid (the “Note Repayment Date”).  On the Note Repayment Date, and as a condition to repayment of the Note, Rickards will submit the letter of resignation from the Board of Directors in the form attached hereto on Exhibit A hereto. Rickards further understands and agrees that, as of the Note Repayment Date, he will be no longer authorized to conduct any business on behalf of the Company in any capacity or to hold himself out as an agent or representative of the Company.  Any and all positions and/or titles held by Rickards with the Company will be deemed to have been resigned as of the Note Repayment Date.

4. Salary.   Through the Termination Date, Rickards shall continue to receive his salary of $3,000 per month.

5. Health Benefits.  Rickards will be entitled to continue to receive medical and other insurance benefits through the Employment Termination Date under the applicable plans maintained by the Company, consistent with the Company’s then current practice. After the Employment Termination Date, Rickards will be eligible for benefit continuation under COBRA, at his own cost and expense.

6. Automobile and Office Expense.  Rickards will be entitled to continue to receive, through the Employment Termination Date, an automobile allowance of $700 per month and a rental fee of $2,000 per month for the rent of a home office consistent with the Company’s current practice.

7. Expense Reimbursements.  The Company shall promptly reimburse Rickards for reasonable expenses incurred by him through the Employment Termination Date in connection with his services to the Company, provided Rickards provides the Company with reasonably acceptable proof of such expenses no later than the Employment Termination Date.  No further expenses may be incurred by Rickards after the Employment Termination Date, unless authorized in writing in advance by the Company.

8. Assignment of Certain Rights and Personal Property.  Rickards is hereby assigned all right, title and interest possessed by the Company in the laptop computer and cellphone (the “Personal Property”), of which he has use as of the Employment Termination Date; provided that (i) Rickards shall make arrangements to assume all payment and other obligations related to the use of the Personal Property; and (ii) Rickards shall provide the Company with a backup of all Company files stored on such laptop computer and then delete such files from the laptop computer.

9. Rickards’s Release.  In consideration for the payments and benefits described above and for other good and valuable consideration, Rickards hereby releases and forever discharges the Company, as well as its affiliates and all of their respective directors, officers, employees, members, agents, and attorneys, of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had, now has, or hereafter may have on account of his employment with the Company, the termination of his employment with the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind;  breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys' fees, incurred in any of these matters.  The Company acknowledges, however, that Rickards does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled.  The Company also acknowledges that Rickards does not release or waive any claims, and that he retains any rights he may have, to any vested 401(k) monies (if any) or benefits (if any), or any other benefit entitlement that is vested as of the Termination Date pursuant to the terms of any Company-sponsored benefit plan governed by ERISA.  Nothing contained herein shall release the Company from its obligations set forth in this Agreement.

10. Company Release.  In exchange for the consideration provided for in this Agreement, the Company irrevocably and unconditionally releases Rickards of and from all claims, demands, causes of actions, fees and liabilities of any kind whatsoever, which it had, now has or may have against Rickards, as of the date of this Agreement, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter, within the reasonable scope of Rickards’s employment.  The Company represents that, as of the date of this Agreement, there are no known claims relating to Rickards.  The Company agrees to indemnify Rickards against any future claims to the extent permitted under the Company’s bylaws.  Notwithstanding the foregoing, this release does not include Company’s right to enforce the terms of this Agreement.

11. Conditions.  Rickards agrees to cooperate to complete the following prior to the Termination Date:

A.	Timely completion and filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

B.	Transition of corporate, accounting and finance functions to successor;

C.	Assist the Company in its efforts to monetize the Intellectual Property;

D.	Completion of all open projects as mutually determined by Rickards and the Company; and

E.	Providing a complete list of all relevant internal and external business contacts.

12. Future Cooperation.  Rickards agrees to reasonably cooperate with the Company, its financial and legal advisors in any claims, investigations, administrative proceedings or lawsuits which relate to the Company and for which Rickards may possess relevant knowledge or information.  Any travel and accommodation expenses incurred by the Rickards as a result of such cooperation will be reimbursed in accordance with the Company’s standard policies. The parties agree that should Rickards’s assistance be required in connection with any business matters that the parties will agree to reasonable compensation for such services.

13. Applicable Law and Dispute Resolution. Except as to matters preempted by ERISA or other laws of the United States of America, this Agreement shall be interpreted solely pursuant to the laws of the State of Florida, exclusive of its conflicts of laws principles.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

14. Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such.  This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties.

15. Assignment.  Rickards has not assigned or transferred any claim he is releasing, nor has he purported to do so.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Rickards’s heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

16. Binding Effect.  This Agreement will be deemed binding and effective immediately upon its execution by the Rickards; provided, however, that in accordance with the Age Discrimination in Employment Act of 1967 (“ADEA”) (29 U.S.C. § 626, as amended), Rickards’s waiver of ADEA claims under this Agreement is subject to the following: Rickards may consider the terms of his waiver of claims under the ADEA for twenty-one (21) days before signing it and may consult legal counsel if Rickards so desires. Rickards may revoke his waiver of claims under the ADEA within seven (7) days of the day he executes this Agreement. Rickards’s waiver of claims under the ADEA will not become effective until the eighth (8th) day following Rickards’s signing of this Agreement.  Rickards may revoke his waiver of ADEA claims under this Agreement by delivering written notice of his revocation, via facsimile and overnight mail, before the end of the seventh (7th) day following Rickards’s signing of this Agreement to: James M. Turner, Esq., Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Fax: 212-930-9725.  In the event that Rickards revokes his waiver of ADEA claims under this Agreement prior to the eighth (8th) day after signing it, the remaining portions of this Agreement shall remain in full force in effect, except that the obligation of the Company to provide the payments and benefits set forth in Section 2 of this Agreement shall be null and void. Rickards further understands that if Rickards does not revoke the ADEA waiver in this Agreement within seven (7) days after signing this Agreement, his waiver of ADEA claims will be final, binding, enforceable, and irrevocable.

RICKARDS UNDERSTANDS THAT FOR ALL PURPOSES OTHER THAN HIS WAIVER OF CLAIMS UNDER THE ADEA, THIS AGREEMENT WILL BE FINAL, EFFECTIVE, BINDING, AND IRREVOCABLE IMMEDIATELY UPON ITS EXECUTION.

17. Acknowledgement. Rickards acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been presented with the opportunity to consider it for at least twenty-one (21) days; (c) has been advised that Sichenzia Ross Friedman Ference LLP has acted as counsel to the Company and not to Rickards, and Rickards has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (d) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (e) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

18. Notices.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with acknowledged receipt, or (iv) by facsimile transmission followed by delivery by first class mail or by overnight courier, in the manner provided for in this Section, and properly addressed as follows:

If to the Company:                Energy Telecom, Inc.
                                 3501-B N. Ponce de Leon Blvd., #393
St. Augustine, Florida 32084
Email:

With a copy to:                    James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Email: jturner@srff.com

If to Rickards:                        Mr. Thomas Rickards
13245 Atlantic Blvd., Suite 4-301
Jacksonville, Florida 32225
Email:

19. Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[signature page follows]

IN WITNESS HEREOF, the parties hereby enter into this Agreement and affix their signatures as of the date first above written.

ENERGY TELECOM, INC.

By:

Name: Mohit Bhandali
Title: President

      Thomas Rickards

SCHEDULE A

Class A Common Stock Certificate #	# of Shares

ETC113	11,111
ETC119	166,667
ETC125	100,000
ETC180	366,667
ETC198	929,579
ETC237	200,000
ETC329	200,000
ETC467	116,798
ETC473	69,316
ETC538	50,000
ETC553	50,000
ETC561	50,000
ETC596	50,000
ETC606	50,000
ETC609	33,333
ETC628	183,334
ETC679	375,000
TOTAL:	3,001,805

Class B Common Stock Certificate #	# of Shares

EB102	200,000
EB104	400,000
TOTAL:	600,000

EXHIBIT A

__________, 2015

To the Board of Directors
of Energy Telecom, Inc.:

Ladies and Gentlemen:

I hereby resign as a director of Energy Telecom, Inc., a Florida corporation (the “Company”), effective immediately.

Further, I hereby confirm that there is no any outstanding remuneration, fees or any monies of any nature owed to me by the Company, I have no claim against the Company in respect of any outstanding remuneration, fees or monies owed of any nature.

___________________
Thomas Rickards

EXHIBIT B

FORM OF PROMISSORY NOTE